UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2023

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices) (Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2023, Electromed, Inc., a Minnesota corporation (the "Company"), issued a press release announcing its financial results for the fiscal quarter ended December 31, 2022. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2023, Kathleen S. Skarvan, the President and Chief Executive Officer of the Company, notified the Company of her intention to retire from the Company effective on or about July 1, 2023 (the "Retirement Date"). The Board of Directors of the Company (the "Board") has commenced a search process to identify the Company's next Chief Executive Officer. The search will include both internal and external candidates.

Following the Retirement Date, Ms. Skarvan is expected to serve as a non-employee member and Chair of the Board, subject to certain terms and conditions set forth in a letter agreement with the Company (the "Letter Agreement"). The Letter Agreement further provides that so long as Ms. Skarvan does not terminate her employment with the Company before the Retirement Date and does not voluntarily resign from the Board, she will remain eligible to receive her base salary through July 1, 2023 and her annual bonus for the full fiscal year ending June 30, 2023.

The foregoing description of the material terms of the Letter Agreement is qualified by the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

The full text of the Company's press release announcing Ms. Skarvan's retirement from the Company is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Letter Agreement with Kathleen S. Skarvan, dated February 14, 2023
99.1	Press Release (Earnings Announcement) dated February 14, 2023
99.2	Press Release (Electromed Announces CEO Retirement and Succession Plan) dated February 14, 2023
104	Cover Page Interactive Data File (embedded in the cover page and formatted in inline XBRL)

The information contained in Item 7.01, Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as "anticipate," "assume," "believe," "expect," "may," "potential," "should," "will," and similar expressions, including the negative of these terms, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for the Company include, but are not limited to, the duration, extent and severity of the COVID-19 pandemic, including its effects on its business, supply chain, operations and employees as well as its impact on its customers and distribution channels and on economies and markets more generally; the competitive nature of the Company's market; changes to Medicare, Medicaid, or private insurance reimbursement policies; changes to state and federal health care laws; changes affecting the medical device industry; the Company's ability to develop new sales channels for its products such as the homecare distributor channel; the Company's need to maintain regulatory compliance and to gain future regulatory approvals and clearances; new drug or pharmaceutical discoveries; general economic and business conditions; the Company's ability to renew its line of credit or obtain additional credit as necessary; the Company's ability to protect and expand its intellectual property portfolio; the risks associated with expansion into international markets, as well as other factors the Company may describe from time to time in its reports filed with the Securities and Exchange Commission (including the Company's most recent Annual Report on Form 10-K, as amended from time to time, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on "forward-looking statements," as such statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: February 14, 2023	By: /s/ Bradley M. Nagel
	Name:	Bradley M. Nagel
	Title:	Chief Financial Officer